                                                                                                            Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

International Speedway Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-105044) of International Speedway Corporation and in the related Prospectus of our report dated January 15, 2004, with respect to the consolidated financial statements and schedule of International Speedway Corporation included in this Form 10-K for the year ended November 30, 2003.

                                                                                    /s/ Ernst & Young LLP

January 28, 2004